20

March 17, 2000


Mr. Michael Whan
7338 Grebe Drive
Carlsbad, CA 92009

Dear Mike,

This letter will serve as an offer of employment with BriteSmile, Inc. Walnut Creek, California.

o        Title/Responsibilities

     President, Worldwide Marketing -responsible for:

     -Advertising

     -Public Relations

     -Internet/Website

     -Collateral (BriteSmile Centers and Associated Centers)

     -Supervision and administration of outsourcing

     -Supervision and direction of marketing staff

o        Base Salary

     $350,000 per annum (salary checks issued twice per month)

o        Stock Option

     A total of 200,000 shares at fair market value dated at the day you agree to join BriteSmile.

     100,000 shares vest on starting date and 100,000 shares vest over five years (20,000 shares per year).

o        Incentive Bonus Plan

     The bonus plan is based on procedures per chair within the entire BriteSmile network (Center and Associated Center chairs) as follows:

     1.0 to 1.3 procedures per chair per day = .50(cent)per procedure

     1.4 to 1.8 procedures per chair per day = .75(cent)per procedure

     1.9 and over procedures per chair per day = $1.00 per procedure

     This incentive, if earned, will pay out once per year at the end of the fiscal year (April).

o        BriteSmile Sells Company

     Should BriteSmile be sold or acquired by a different shareholder group or a private company, a 12 month severance will be paid to you over a 12 month period should you not stay with the company.

o        Moving Expenses

     A total of $50,000 allowance or actual moving expense. Covers three months rent at temporary living location as well as direct moving expenses.

o        Home Equalization (down payment)

     BriteSmile will pay up to $150,000 (net), it is to be grossed up to cover taxes for the above item.

Mike, I trust the above covers all items per our deliberations, but more importantly we are delighted that you will be joining the BriteSmile team and we look forward to our working relationship.

Sincerely,





John Reed